Exhibit 99.A

News For Immediate Release
El Paso Corporation to Present at Lehman Brothers CEO Energy/Power Conference
HOUSTON, TEXAS, August 31, 2007—Doug Foshee, president and chief executive officer of El Paso Corporation (NYSE:EP), will present Tuesday, September 4, at the Lehman Brothers CEO Energy/Power Conference in New York. The presentation will begin at 1:05 p.m. Eastern Daylight Time, 12:05 p.m. Central Daylight Time with an audio webcast available on the Investors page of El Paso’s Web site at www.elpaso.com. Presentation slides will be available prior to the presentation also on the Investors page of the company’s Web site.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417